UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 9, 2026

_________________

RED VIOLET, INC.

(Exact name of Registrant as specified in its charter)

_________________

Delaware (State or other jurisdiction of incorporation or organization)	001-38407 (Commission File Number)	82-2408531 (I.R.S. Employer Identification Number)

2650 North Military Trail, Suite 300, Boca Raton, FL 33431
(Address of principal executive offices)

561-757-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDVT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 9, 2026, the Company and each of Derek Dubner, Chief Executive Officer, James Reilly, President, Daniel MacLachlan, Chief Financial Officer, and Jeffrey Dell, Chief Information Officer, entered into an amendment to their respective employment agreements which extended the term expiration date by approximately three years, from March 26, 2027 to March 31, 2030 (collectively, the “Amendments”).

The foregoing description of the Amendments does not purport to be complete and qualified by the full text of the Amendments, copies of which are attached hereto as Exhibits 10.1 – 10.4 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1+ Third Amendment to Employment Agreement dated January 9, 2026 by and between Red Violet, Inc. and Derek Dubner.

10.2+ Third Amendment to Employment Agreement dated January 9, 2026 by and between Red Violet, Inc. and James Reilly.

10.3+ Third Amendment to Employment Agreement dated January 9, 2026 by and between Red Violet, Inc. and Daniel MacLachlan.

10.4+ Fourth Amendment to Employment Agreement dated January 9, 2026 by and between Red Violet, Inc. and Jeffrey Dell.

104 Cover page Interactive Data File (embedded within the inline XBRL file).

+ Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Violet, Inc.

Date: January 13, 2026	By:	/s/ Derek Dubner
Derek Dubner
Chief Executive Officer (Principal Executive Officer)